Exhibit 99.1

4Front Ventures Reports First Quarter 2022 Financial Results

Q1 2022 Systemwide Pro Forma Revenue of $32.4 million, an increase of 7% from Q1 2021

Q1 2022 Adjusted EBITDA of $9.0 million, an increase of 53% from Q1 2021

Conference call to be held today, May 23, 2022 at 5:00 p.m. ET

PHOENIX, May 23, 2022 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced its financial results for the first quarter ended March 31, 2022 ("Q1 2022"). All financial information is presented in U.S. dollars unless otherwise indicated.

Q1 2022 Highlights

  Systemwide Pro Forma Revenue increased 7% year-over-year to $32.4 million
  GAAP revenue increased 13% year-over-year to $26.1 million
  Adjusted EBITDA increased 53% year-over-year to $9.0 million
  Completed accretive acquisition of New England Cannabis Corporation ("NECC"), more than doubling the Company's total flower canopy in Massachusetts and scaling its presence as a dominant wholesaler and producer in the state
  Signed definitive agreement to acquire Island Cannabis Co. ("Island"), combining premier California brand with 4Front's state-of-the-art Commerce, California manufacturing facility (acquisition subsequently completed in April 2022)

Systemwide Pro Forma Revenue and Adjusted EBITDA are Non-GAAP measures. See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion".

Management Commentary

"Our business inflected during the first quarter of 2022 as a result of the investments and efficiencies we made over the last 18 months to meet our long-term strategic goals," said Leo Gontmakher, Chief Executive Officer of 4Front. "We now have a fully-capitalized infrastructure in place to drive robust growth through this year and well into the future. Our thesis of providing consistent, low-cost production at scale continues to play out as designed, with the operational achievements from 2021 continuing to provide a solid foundation for the expected growth of our production and sales."

"In California, we were proud to announce the acquisition of Island at the end of March and its subsequent closing in April. The Island brand and their seasoned management team are perfect complements to the 4Front model, and since closing the transaction we have fully integrated Island into our production and distribution channels. The scale of our Commerce operations enables us to buy similarly successful, attractive brands and manufacture them at considerably lower cost, producing strong margins which fall right to our bottom line. We look forward to announcing more exciting developments in California over the coming months."

"Our retail operations are showing solid performance, with increasing customer counts despite some expected pricing headwinds. Additionally, our cultivation and manufacturing processes and facilities are now fully optimized for the large-scale production of high-quality, low-cost products. The acquisition of NECC and its state-of-the-art facility, the best we have ever seen, has contributed to improvements not only in Massachusetts, but across our platform as we further implement their practices into our own process. The resulting high-quality flower has enabled increased sales of our house brands and further penetration into wholesale markets."

"We're excited to set up our next stage of growth in Illinois, with the first phase of our latest facility in Matteson expected to be completed in six months and ahead of schedule. I am confident that with the completion of the Matteson facility on the near horizon, and a fully operational Commerce facility showing strong sales momentum, we are fully prepared for our next stage of growth as a business."

"Our corporate, operational, and commercial decisions are driven by our commitment to supplying our customers with low-cost, high-quality cannabis and consumer packaged goods at scale, all while maximizing shareholder value. I am more confident than ever that we have one of the most knowledgeable and experienced teams to successfully outperform in this industry as it continues to mature. We look forward to reporting our continued success as we progress through a very active Q2."

Operational Highlights and Current Developments

In January 2022, the Company completed its acquisition of NECC, following approval by the Massachusetts Cannabis Control Commission. NECC's state-of-the art 55,000 square foot cultivation and production facility significantly bolsters 4Front's strategic position in the Massachusetts market and expands the Company's institutional knowledge of lighting, airflow, and fertigation techniques. The acquisition firmly establishes the Company's presence as a leading operator in the region and allows for the expanded distribution of our products in the wholesale market, supporting our goal of being the premier low-cost finished goods wholesaler in Massachusetts.

In March 2022, 4Front signed a definitive agreement to acquire Island Cannabis Co., a leading California producer of pre-roll, flower, and concentrate products, and the first California brand to join 4Front's platform. Following its subsequent completion in April 2022, the acquisition adds premium flower to the 4Front product suite, and significant talent to the Company's bench. Importantly to the Company's long-term California strategy, Island's management team brings deep operational experience in the local market to 4Front. Following the completion of the acquisition, 4Front has appointed former Island executives to its management team, including Ray Landgraf as President of California Operations, and Brandon Mills as Executive Vice President.

Production at the Company's 170,000 square foot state-of-the-art production facility in Commerce, California continues to ramp, and after six months of operations, 4Front is more confident than ever that it is uniquely positioned to be truly disruptive in a California market that is ripe for consolidation and subsequent streamlining of cost efficiencies. The Commerce facility allows the Company to acquire brands and manufacture them significantly cheaper and more profitably, seamlessly integrating into 4Front's production lines in a matter of weeks - a key differentiator in its California growth strategy.

Construction of 4Front's cultivation and production facility in Matteson, Illinois remains ahead of schedule and on track to be completed in Q4 2022. The 250,000 square foot initial phase is expected to begin operations in Q1 2023 and will be a key growth factor moving forward as the Company expands its wholesale business and retail footprint in Illinois. Consumer and wholesale demand continues to increase in the state, and with only two of its allowable ten dispensaries open so far, the Company anticipates substantial room for growth as it expands both its retail footprint and its wholesale presence in the medium-term.

Q1 2022 Financial Overview

Systemwide Pro Forma Revenue for Q1 2022 was $32.4 million, up 7% from Q1 2021. GAAP revenue for Q1 2022 was $26.1 million, up 13% from Q1 2021. The Company reiterates its belief that wholesale growth in both Massachusetts and Illinois is poised to strengthen over the year as additional retail comes on-line in those underserved states.

Adjusted EBITDA for Q1 2022 was $9.0 million, up 53% from Q1 2021, representing an Adjusted EBITDA margin of 28%. Stepwise growth of Adjusted EBITDA and margin is expected to continue through 2023 as the Company's operations drive increased production, higher sales volumes, and additional retail opportunities.

As of March 31, 2022, the Company had $8.6 million of cash and $48.7 million of related-party long-term debt not due until May 2024. As of today the Company has 636,636,686 subordinate voting shares outstanding.

Conference Call

The Company will host a conference call and webcast today, Monday, May 23, 2022, at 5:00 p.m. ET to review its operational and financial results and provide an update on current business trends.

DATE:	Monday, May 23, 2022

TIME:	5:00 p.m. Eastern Time

U.S./CANADA TOLL- FREE DIAL-IN:	1-888-664-6392

WEBCAST:	The conference call will be broadcast live and available for replay at this link: https://produceredition.webcasts.com/starthere.jsp?ei=1546261&tp_key=3e8ddb380d

REPLAY:	A telephonic replay of the conference call will be available until June 6, 2022. Toll-free replay number: 1-888-390- 0541 Replay entry code: 240284#

INTERNATIONAL DIAL- IN ASSISTANCE:	Contact IR@4FrontVentures.com

About 4Front Ventures Corp.

4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Financial Statements
4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Condensed Consolidated Interim Balance Sheets
As of March 31, 2022 and December 31, 2021

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$ 8,638	$ 22,581
Accounts receivable, net	2,742	1,946
Other receivables	1,802	289
Current portion of lease receivables	2,627	3,630
Inventory	25,910	20,087
Current portion of notes receivable	11	109
Prepaid expenses	2,079	2,232
Total current assets	43,809	50,874
Property and equipment, net	57,815	42,633
Lease receivables	7,543	6,748
Intangible assets, net	43,616	26,246
Goodwill	33,404	23,155
Right-of-use assets	99,395	100,519
Deposits	5,107	5,364
TOTAL ASSETS	$ 290,689	$ 255,539
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$ 5,110	$ 2,131
Accrued expenses and other current liabilities	7,596	9,411
Taxes payable	27,619	23,968
Derivative liability	2,202	3,502
Current portion of convertible notes	—	2,784
Current portion of lease liability	3,700	3,629
Current portion of notes payable and accrued interest	5,385	3,413
Total current liabilities	51,612	48,838
Convertible notes	14,920	14,641
Notes payable and accrued interest from related party	48,651	48,266
Long term notes payable	1,709	1,709
Long term accounts payable	1,200	1,200
Contingent consideration payable	2,393	2,393
Construction finance liability	16,000	—
Deferred tax liability	7,162	7,849
Lease liability	93,505	93,111
TOTAL LIABILITIES	237,152	218,007
SHAREHOLDERS' EQUITY
Equity attributable to 4Front Ventures Corp.	294,981	274,120
Additional paid-in capital	53,235	52,197
Deficit	(294,756)	(288,857)
Non-controlling interest	77	72
TOTAL SHAREHOLDERS' EQUITY	53,537	37,532
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 290,689	$ 255,539

4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Condensed Consolidated Interim Statements of Operations and Comprehensive Loss
For the Three Months Ended March 31, 2022 and March 31, 2021

	Three Months Ended March 31,
	2022	2021
REVENUE
Revenue from sale of goods	$ 23,083	$ 20,080
Real estate income	2,965	2,890
Total revenues	26,048	22,970
Cost of goods sold	(12,594)	(9,125)
Gross profit	13,454	13,845
OPERATING EXPENSES
Selling and marketing expenses	5,166	5,157
General and administrative expenses	7,644	5,165
Depreciation and amortization	847	774
Equity based compensation	1,038	2,396
Total operating expenses	14,695	13,492
(Loss) Income from operations	(1,241)	353
Other income (expense)
Interest income	2	3
Interest expense	(2,620)	(2,461)
Amortization of loan discount upon conversion of debt to equity	—	(2,915)
Change in fair value of derivative liability	1,300	(2,532)
Loss on lease termination	—	(879)
Other	103	—
Total other income (expense), net	(1,215)	(8,784)
Net loss before income taxes	(2,456)	(8,431)
Income tax expense	(3,438)	(2,653)
Net loss from continuing operations	(5,894)	(11,084)
Net loss	(5,894)	(11,084)
Net income (loss) attributable to non-controlling interest	5	5
Net loss attributable to shareholders	$ (5,899)	$ (11,089)
Basic and diluted loss per share	$ (0.01)	$ (0.02)
Weighted average number of shares outstanding, basic and diluted	619,113,389	558,997,571

Note Regarding Non-GAAP Measures, Reconciliation, and Discussion

In this press release, 4Front refers to non-GAAP financial measures Systemwide Pro Forma Revenue and Adjusted EBITDA. These measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers.

4Front defines Systemwide Pro Forma Revenue as total revenue plus revenue from entities with which the Company has a management contract, or effectively similar relationship (net of any management fee or effectively similar revenue) but does not consolidate the financial results of per U.S. GAAP ASC 810. 4Front considers this measure to be an appropriate indicator of the growth and scope of the business.

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization less share-based compensation expense and one-time charges related to acquisition, financing related costs and other non-recurring expenses. 4Front considers this measure to be an important indicator of the financial strength and performance of our business.

Systemwide Pro Forma Revenue Reconciliation for the Three Months Ended March 31, 2022

Revenue (GAAP)	$26,048
Less: Real Estate Income	2,965
Plus: Systemwide Revenue Adjustment	9,309
Systemwide Pro Forma Revenue (non-GAAP)	$32,392

This news release was prepared by management of 4Front Ventures, which takes full responsibility for its contents. The Canadian Securities Exchange ("CSE") has not reviewed and does not accept responsibility for the adequacy of this news release. Neither the CSE nor its Regulation Services Provider (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.

This news release does not constitute an offer to sell or a solicitation of an offer to sell any of the securities in the United States.

Forward Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front Ventures' periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business, financial condition and operations of 4Front Ventures, statements regarding our potential growth of production and sales, cost and profitability of production, margin growth, the expected time to completion of the Matteson facility, the potential to maximize shareholder value, disrupt the California market and outperform competitors, the pace of integration of new product's into 4Front's production lines in California and the potential growth of production, sales volumes and retail opportunities, the impact of the transactions on the business of 4Front and other statements regarding future developments of the business.

Although 4Front Ventures has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on satisfying closing conditions, obtaining regulatory approvals; and engagement in activities currently considered illegal under U.S. federal laws; change in laws; limited operating history; reliance on management; requirements for additional financing; competition; general economic conditions; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry; and regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front Ventures disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front Ventures does not assume any liability for disclosure relating to any other company mentioned herein.

View original content to download multimedia:https://www.prnewswire.com/news-releases/4front-ventures-reports-first-quarter-2022-financial-results-301553215.html

SOURCE 4Front

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/May2022/23/c3968.html

%CIK: 0001627883

For further information: 4Front Investor Contacts, Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602 633 3067; Brian Pinkston, MATTIO Communications, brian@mattio.com, 703 926 9159; 4Front Media Contacts Ellen Mellody, MATTIO Communications, ellen@mattio.com, 570 209 2947

CO: 4Front

CNW 16:15e 23-MAY-22